    As filed with the Securities and Exchange Commission on October 26, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ______________________
                               TRINTECH GROUP PLC
             (Exact name of Registrant as specified in its charter)
                             ______________________

            Republic of Ireland                         Not Applicable
      -------------------------------             ---------------------------
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

                               Trintech Group PLC
                                Trintech Building
                           South County Business Park
                                  Leopardstown
                               Dublin 18, Ireland
                               011-353-1-207-4000
   (Address, including zip code, of Registrant's principal executive offices)
                             ______________________

             1997 Trintech Group PLC Share Option Scheme, as amended
                Exceptis Technologies Limited Share Option Scheme
                           (Full titles of the Plans)
                             ______________________

                                  Kevin C. Shea
                                 Trintech, Inc.
                          2755 Campus Drive, Suite 220
                           San Mateo, California 94403
                                 (650) 227-7000

    (Name, address, including area code, and telephone number, including area code, of agent for service)
                             ______________________

                                    Copy to:
                             Steven V. Bernard, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300
                             ______________________


                                                CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                   Proposed Maximum      Proposed Maximum       Amount of
          Title of Securities                Amount to be           Offering Price           Aggregate        Registration
            to be Registered                  Registered               Per Share          Offering Price           Fee
----------------------------------------------------------------------------------------------------------------------------
Ordinary Shares (1)....................
----------------------------------------------------------------------------------------------------------------------------

To be issued under the 1997 Share
  Option Scheme........................      1,700,000(2)(3)            $1.88(4)         $1,880,000.00(2)(4)  $470.00(2)(4)
----------------------------------------------------------------------------------------------------------------------------

To be issued under the Exceptis
  Option Scheme                                 43,326 (3)              $3.36(5)         $  145,575.36(5)     $ 36.39(5)
------------------------------------------------------------------ ---------------------------------------------------------

(1) American Depositary Shares evidenced by American Depositary Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depositary registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-10742). Each American Depositary Share represents one-half (1/2) of one Ordinary Share.

(2)  Shares to be offered and sold under the 1997 Share Option Scheme include
     (i) 1,000,000 shares not previously registered, (ii) 250,000 shares previously registered for offer or sale under the 1999 Employee Purchase Plan (the "1999 Plan"), (iii) 200,000 shares previously registered for offer or sale under the 1998 Directors and Consultants Share Option Scheme (the "1998 Plan"), and (iv) 250,000 shares previously registered for offer or sale under the 1999 U.S. Employee Purchase Plan (the "1999 U.S. Plan", and, together with the 1998 Plan and the 1999 Plan, the "Prior Plans"). The 700,000 shares previously registered for offer or sale under the Prior Plans have not been issued and may be offered and sold under the 1997 Share Option Scheme (the "Carried Forward Shares"). The Carried Forward Shares were registered on a Registration Statement on Form S-8 filed on February 29, 2000 (File No. 333-11598) whereby the Registrant paid a total registration fee of $46,962.41 of which $15,182.38 related to the Carried Forward Shares. Pursuant to Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 and Instruction E to the General Instructions of Form S-8, the Registrant has carried forward the registration fee related to the Carried Forward Shares. The Registrant is concurrently filing a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to reduce the number of shares registered for offer or sale under each of the Prior Plans.

(3) Pursuant to Rule 416, this Registration Statement on Form S-8 shall also cover any additional Ordinary Shares that become issuable under the 1997 Share Option Scheme or the Exceptis Option Scheme by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of Trintech Group PLC's outstanding Ordinary Shares.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $1.88 per share (the average of the high and low trading price of the Registrant's American Depositary Shares as reported by the Nasdaq National Market on October 23,
     2001).

(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average exercise price of $3.36 per share covering 43,326 outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents and information filed with the Commission by the Registrant are hereby incorporated by reference in this registration statement:

          1. The Registrant's Annual Report on Form 20-F for the fiscal year ended January 31, 2001.

          2. The Registrant's Quarterly Report filed on Form 6-K for the quarter ended April 30, 2001.

          3. The Registrant's Report of Foreign Issuer on Form 6-K filed on June 1, 2001, September 27, 2001, October 3, 2001 and October 25, 2001.

          4. The Registrant's Quarterly Report filed on Form 6-K for the quarter ended July 31, 2001.

          5. The description of Registrant's Shares contained in the Registrant's Registration Statement on Form 8-A filed on September 30, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's memorandum and articles of association which, subject to certain conditions, authorize the Registrant, subject to certain conditions, to indemnify its directors and officers against certain liabilities and expenses incurred by them in connection with claims made by reason of their being directors or officers of the Registrant. Further, Trintech, Inc., a subsidiary of the Registrant, has agreed to indemnify its directors and officers and directors and officers serving at the request of Trintech, Inc. as directors and officers of the Registrant against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such director or officer.

     The Registrant has obtained directors and officers insurance providing indemnification for certain directors, officers, affiliates, partners or employees for certain liabilities.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

           Exhibit
           Number                         Description of Document
          ---------       ------------------------------------------------------

               4.1 (1) Form of Depositary Agreement among Trintech Group PLC, The Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) dated as of September 27, 1999, as amended on March 16, 2000

               4.2 1997 Trintech Group PLC Share Option Scheme, as amended

               4.3 Exceptis Technologies Limited Share Option Scheme, as amended

               5.1        Opinion of A&L Goodbody, solicitors.

              23.1        Consent of Ernst & Young, independent auditors.

              23.2        Consent of  A&L Goodbody, solicitors (included in
                          Exhibit 5.1).

              24.1        Powers of Attorney (included on signature page).

          --------------------

          (1) Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form F-1, as amended (File No. 333-32762).

Item 9.   Undertakings.
          ------------

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, California, on October 26, 2001.

                                        TRINTECH GROUP PLC


                                        By: /s/ John F. McGuire
                                            ------------------------------------
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. McGuire and R. Paul Byrne and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on October 26, 2001, by the following persons in the capacities indicated.


            Signature                                          Title                                   Date
-------------------------------------      ------------------------------------------------       --------------
     /s/ John F. McGuire                   Chief Executive Officer and Director (Principal         October 26, 2001
------------------------------------       Executive Officer)
     John F. McGuire

     /s/ R. Paul Byrne                     Chief Financial Officer (Principal Financial and        October 26, 2001
------------------------------------       Accounting Officer)
     R. Paul Byrne

     /s/ Cyril P. McGuire                  Chairman of the Board                                   October 26, 2001
------------------------------------
     Cyril P. McGuire

     /s/ Kevin C. Shea                     Chief Operating Officer and Director (Authorized        October 26, 2001
------------------------------------       Representative in the U.S.)
     Kevin C. Shea

     /s/ Edmund Jensen                     Director                                                October 26, 2001
------------------------------------
     Edmund Jensen

                                           Director
------------------------------------
     Robert M. Wadsworth

     /s/ Trevor D. Sullivan                Director                                                October 26, 2001
------------------------------------
     Trevor D. Sullivan

                                Index to Exhibits
                                -----------------

Exhibit
 Number                          Description of Document
 ------      ------------------------------------------------------------------

  4.1 (1) Form of Depositary Agreement among Trintech Group PLC, The Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) dated as of September 27, 1999, as amended on March 16, 2000.

  4.2        1997 Trintech Group PLC Share Option Scheme, as amended.

  4.3        Except is Technologies Limited Share Option Scheme, as amended.

  5.1        Opinion of A&L Goodbody, solicitors.

 23.1        Consent of Ernst & Young, independent auditors.

 23.2        Consent of A&L Goodbody, solicitors (included in Exhibit 5.1).

 24.1        Powers of Attorney (included on signature page).

______________________

(1) Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form F-1, as amended (File No. 333-32762).